EXHIBIT 99.1

Genesee & Wyoming Inc. Signs Agreement to Acquire FreightLink;

Expands Rail Operations in South Australia and the Northern Territory

GREENWICH, Conn., June 8, 2010/PRNewswire-First Call/ – Genesee & Wyoming Inc. (GWI) (NYSE:GWR) announced today that it has signed an agreement to acquire the assets of FreightLink Pty Ltd, Asia Pacific Transport Pty Ltd and related corporate entities (together FreightLink) for A$334 million (US$277.2 million at current exchange rates), plus the assumption of debt with a carrying value of A$1.7 million (US$ 1.4 million). In addition, GWI expects to incur transaction-related expenses of A$23 million (US$ 19.1 million), principally related to the payment of stamp duty (an Australian asset transfer tax).

The acquisition of FreightLink is contingent upon customary closing conditions, including the receipt of certain governmental approvals. GWI expects to close the acquisition and to commence operations in the fourth quarter of 2010.

Overview of FreightLink Acquisition

FreightLink is the owner and operator of the 1,400-mile Tarcoola to Darwin railroad, linking the Port of Darwin to the Australian interstate rail network in South Australia. The rail line is located on land leased to FreightLink by the AustralAsia Railway Corporation under a concession agreement that terminates in 2054. FreightLink commenced operations in 2004, following the A$1.2 billion construction of the Alice Springs to Darwin portion of the rail line. FreightLink has been in receivership since November 2008.

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(Photo: http://photos.prnewswire.com/prnh/20100608/NY17872)

FreightLink is both a provider of rail haulage to customers on its railroad, “above rail services,” as well as a track owner, charging access fees to any rail operators that run on its track subject to a certified state-based access regime, under Australia’s National Access Regime, “below rail services.” FreightLink’s above rail business currently handles approximately 60,000 carloads per year using 23 locomotives and 430 railcars. Its business is divided into two main components: general freight and bulk minerals. General freight is primarily composed of long-haul, domestic intermodal traffic to the Northern Territory. Bulk minerals is primarily composed of customers in the mining industry who ship iron ore, copper and manganese. These mining customers utilize FreightLink’s rail infrastructure to export minerals to Asia, mainly through the Port of Darwin and the Port of Adelaide. For the 12 months ended December 31, 2009, FreightLink’s revenues were composed of general freight (62%), bulk minerals (33%), and other revenues (5%).

FreightLink will be operated as part of GWI’s Australia Region, Genesee & Wyoming Australia (GWA), which is based in Adelaide, South Australia, where FreightLink is also headquartered. GWA has managed FreightLink’s above rail services since its inception in 2004 and currently provides the majority of its crews, manages its train operations and also leases locomotives and wagons to FreightLink. Given the operational overlap, GWI anticipates significant cost and capital efficiencies from combining FreightLink’s operations with GWA. For the 12 months ended March 31, 2010, GWA, not including the impact of the FreightLink acquisition, generated US$101.7 million of revenues.

Financing and Financial Impact

As of March 31, 2010, GWI had approximately US$134 million in cash on its balance sheet and US$299 million of availability under its revolving credit facility (including both U.S. dollar and Australian dollar availability). GWI plans to finance the purchase of FreightLink using approximately US$100 million of cash and the balance from its credit facility, but may issue a new tranche of Australian debt if it is able to obtain terms that are commercially acceptable. GWI estimates that its incremental borrowing cost for the FreightLink acquisition, including Australian dollar borrowings, U.S. dollar borrowings, and related interest rate swaps to be approximately 6.0%. As of March 31, 2010, pro forma for the acquisition, GWI expects its total debt to book capitalization to be approximately 40%.

During the first 12 months of ownership, GWI expects FreightLink to generate approximately A$145 million (US$120 million) of revenues and A$35 million (US$29 million) of operating income, which includes the anticipated impact of certain immediate cost savings. GWI expects the acquired business to require annual capital expenditures of approximately A$9 million (US$7.5 million) and to have depreciation and amortization expense of approximately A$10 million (US$8.3 million).

During the first 12 months of ownership, including the tax impact of the transaction, GWI expects the acquisition to add approximately A$22 million (US$18.3 million) of additional free cash flow (defined as Net Cash Provided by Operating Activities of approximately A$31 million (US$25.7 million) less Net Cash Used in Investing Activities of approximately A$9 million (US$7.5 million)). FreightLink will be consolidated with GWI’s current Australian operations for tax purposes.

Accounting Charge at Financial Close

On January 1, 2009, GWI adopted certain changes in U.S. GAAP for the accounting for mergers and acquisitions. Under the new accounting standards, transaction costs associated with the acquisition of FreightLink will be expensed, rather than capitalized. GWI expects to expense US$19.1 million (US$12.4 million after-tax, or $0.30 per diluted share) in transaction costs related to the acquisition, most of which will be incurred in the quarter in which the acquisition closes, currently expected to be the fourth quarter of 2010. Most of this expense relates to the payment of stamp duty to the governments of South Australia and the Northern Territory.

Comments on the Transaction

John C. Hellmann, CEO of GWI commented, “The acquisition of FreightLink is a natural extension of GWI’s existing rail business in South Australia. From an operating perspective, the acquisition is a straight forward integration, as our people are already responsible for the current train service. From a commercial perspective, we look forward to working with FreightLink’s intermodal and mining customers to facilitate their growth, a partnership that has been limited until now due to the debt burden on the business. From a strategic perspective, we expect GWI’s Australian operations to become an A$275 million (US$228 million) revenue company with the operating expertise, safety record and financial strength to serve new customers in central Australia and beyond.”

“While FreightLink is in receivership due to its original financial structure, the railroad is a high quality asset that is of great importance to the development of the mining industry in the Northern Territory and South Australia as well as a vital transportation link in the Adelaide to Darwin corridor. We believe that the rail line will continue to be a catalyst for unlocking major new mining projects that were not economically feasible without it. As countries such as China and India continue their long term trajectory of industrialization, we expect to see direct benefits to the FreightLink minerals franchise, and we look forward to investing in the rail infrastructure for the long term.”

GWI owns and operates short line and regional freight railroads in the United States, Canada, Australia and the Netherlands. Operations currently include 62 railroads organized in nine regions, with more than 6,000 miles of owned and leased track and approximately 3,400 additional miles under track access arrangements. GWI provides rail service at 16 ports in North America and Europe and performs contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release that discuss Genesee & Wyoming Inc.’s expectations, including with respect to the anticipated timing of the transaction, are forward-looking statements within the meaning of the federal securities laws and are based upon GWI’s current belief as to the outcome of future events. Forward-looking statements include statements regarding future events and the future performance of GWI that involve risks and uncertainties that could cause actual results to differ materially from its current expectations including, but not limited to, economic, political and industry conditions; customer demand, retention and contract continuation; legislative and regulatory developments; increased competition in relevant markets; funding needs and financing sources; susceptibility to various legal claims and lawsuits; strikes or work stoppages; severe weather conditions and other natural occurrences; and others. Words such as “anticipates,” “intends,” “plans,” “believes,” “seeks,” “expects,” “estimates,” variations of these words and similar expressions are intended to identify these forward-looking statements. GWI refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as GWI’s Forms 10-Q and 10-K which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release. Although GWI believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. GWI cautions investors and potential investors not to place undue reliance on such statements and disclaims any intention to update the current expectations or forward-looking statements contained in this press release.